EXHIBIT 23.1

INDEPENDENT ACCOUNTANTS' CONSENT

To the Board of Directors
Manu Forti Group Inc.

We consent to the use of our auditors report dated September 16, 2003 on the financial statements of Manu Forti Group Inc. as of September 15, 2003 which is included herein and to the reference to our firm under the heading "Experts" in Amendment No. 1 to the SB-2 Registration Statement.

/s/ Bedford Curry & Co.
Chartered Accountants
Vancouver, B.C., Canada
November 13, 2003